Exhibit 3.1.20

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/CHICAGO, LIMITED PARTNERSHIP

1.	CARRABBA’S/CHICAGO, LIMITED PARTNERSHIP

(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607

(Business address of Limited Partnership)

3.	KELLY M. BRAUN

(Name of Registered Agent for Service of Process)

4.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607

(Florida street address for Registered Agent)

5.	/s/ Kelly M. Braun

(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607

(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2038

8.	Name(s) of general partner(s):	Street address:

	CARRABBA’S ITALIAN GRILL, INC.	2202 North West Shore Boulevard, 5th Floor Tampa, Florida 33607

	WIBEL GROUP OF CHICAGO, INC..	581 Bennington Bloomfield Hills, MI 48301

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 7th day of July, 2000.

Signature of all general partners:

WIBEL GROUP OF CHICAGO, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Michigan corporation, as General Partner		A Florida corporation, as General Partner

By:	/s/ Mark V. Wibel	By:	/s/ Robert D. Basham
	MARK V. WIBEL, President		ROBERT D. BASHAM, Chairman

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of CARRABBA’S/CHICAGO, LIMITED PARTNERSHIP, a Florida Limited Partnership, certify that:

The amount of capital contributions to date of the limited partners is $ —ZERO—.

The total amount contributed and anticipated to be contributed by the limited partners at this time totals $250,000.

Signed this 5th day of July, 2001.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

WIBEL GROUP OF CHICAGO, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Michigan corporation, as General Partner		A Florida corporation, as General Partner

By:	/s/ Mark V. Wibel	By:	/s/ Robert D. Basham
	MARK V. WIBEL, President		ROBERT D. BASHAM, Chairman

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/CHICAGO, LIMITED PARTNERSHIP

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on 7/13/01, adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

ITEM #8 NAME OF GENERAL PARTNER

PLEASE REMOVE WIBEL GROUP OF CHICAGO, INC. AS ONE OF THE GENERAL PARTNERS

PLEASE ADD WIBEL GROUP OF MID AMERICA, INC. AS THE NEW GENERAL PARTNER

GENERAL PARNTERS AS FOLLOWS:

CARRABBA’S ITALIAN GRILL, INC.

WIBEL GROUP OF MID AMERICA, INC.

581 Bennington

Bloomfield, Hills, MI 48304

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner:

/s/ Joseph J. Kadow
Joseph J. Kadow
Vice President, Carrabba’s Italian Grill

Signature(s) of new general partner(s), if applicable:

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Carrabba’s/Chicago, Limited Partnership

(Insert name currently on file with Florida Department of State)

Pursuant to the provisions of section 620.1202, Florida Statutes, this Florida limited partnership or limited liability limited partnership, whose certificate was filed with the Florida Department of State on 7/13/2001, adopts the following certificate of amendment to its Certificate of limited partnership.

FIRST: Amendment(s): (Indicate information being amended, added or deleted)

Wibel Group of Mid-America, Inc. (F01000003687) has sold its interest in the partnership to Carrabba’s Italian Grill, Inc., and is hereby removed as general partner.

SECOND: Effective date, if other than the date of filing: na

(Effective date cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Signature(s) of a general partner(s)*:

(*Note: If adding or deleting an election to be a limited liability partnership statement, all general partners must sign the amendment.)

/s/ Joseph J. Kadow

Joseph J. Kadow, Executive VP of
Carrabba’s Italian Grill, Inc.

Signature(s) or new or dissociating general partner(s), if any:

/s/ Mark V. Wibel
Mark V. Wibel, President of Wibel Group of Mid-America, Inc.